Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To Whom It May Concern:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cyclacel Pharmaceuticals, Inc. of our report dated April 2, 2025, relating to the consolidated financial statements of Cyclacel Pharmaceuticals, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Cyclacel Pharmaceuticals, Inc. for the year ended December 31, 2024.

We also consent to the references to us under the headings “Experts” in such Draft Registration Statement.

Very truly yours,

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

April 17, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com